DATA SHARING AGREEMENT

This Data Sharing Agreement (this "Agreement") is dated as of this 12 day of October, 2007
(the "Effective Date"), by and between SunGard Instirutional Products Inc., a Delaware corporation
("SunGard") and, National Life Insurance Company, a Vermont corpotation ("Financial Intermediary").

WHEREAS, the Securities Exchange Commission has adopted RuIe 22c-2 ("Rule 22c-2")
under the Investment Company Act of 1940, as amended (the "Investment Company Act");

WHEREAS, SunGatd has developed a proprietary technology solution to assist fmancial intermediaries to respond to requests and instructions from a fund pursuant to Rule 22c-2, utilizing data warehousing, analytics, and administrative tools (each, an "Application"; together, the "Applications"), attached hereto;

WHEREAS, pursuant to the instructions of the applicable Fund Sponsor, Financial
Intermediary wishes to transfer the Shareholder Data to the Applications;

NOW, THEREFORE, in consideration of the murual covenants contained herein and other good and valuable consideration, SunGard and Financial Intermediary agree as follows:

ARTICLE I. DEFINITIONS

"Affiliate," whether capitalized or not, shall mean, with respect to a specified person, any person which direcdy or indirecdy controls, is controlled by, or is under common control with the specified person as of the date of this Agreement, for as long as such relationship remains in effect.

"Application(s)" shall have the meaning thereto ascribed in the Recitals.

"Authorized Person" shall mean only those employees of Financial Intermediary specifically authotized by Financial Intermediary and reported to SunGard.

"Confidential Information" shall mean all business information, nonpublic personal information (as defined in 15 U.S.c. § 6809(4)) of each party, its customers (including the Shareholders) and their clients or prospective clients received by either party in connection with the performance of its obligations under the Agreement disclosed by one party to the other in connection with this Agreement unless it is or later becomes publicly available through no fault of the other party or it was or later is rightfully developed or obtained by the other party from independent sources free from any duty of confidentiality. Without limiting the generality of the foregoing, Confidential Information shall include
Shareholder Data, reports generated by SunGard from Financial Intermediary's data and the details of
Financial Intermediary's computer operations and shall also include any identification number, password or mnemonic assigned to Financial Intermediary by SunGard or provided to Financial
Intermediary by Fund Sponsor. Confidential Information shall include the terms of this Agreement and any Exhibit, the fact that this Agreement has been signed, the identity of the parties hereto and the identity of the products and services licensed hereunder.

"Effective Date" shall have the meaning thereto ascribed in the first sentence of this Agreement.

"Financial Intermediary" shall have the meaning thereto ascribed in the Recitals.

"Fund" shall mean those funds (as defined in Rule 22c-2) for which Financial Intermediary acts as a financial intermediary as described in Rule 22c-2.

"Fund Sponsor" shall mean one or more of the Fidelity Licensees as defined in the Access, Use and
Services Agreement for Fidelity Funds by and between SunGard Institutional Products, Inc. and Fidelity
Investments Institutional Operations Company, Inc. dated as of May 21, 2007, as amended and in effect from time to time.

"Investment Company Act" shall have the meaning thereto ascribed in the Recitals.

"Person," whether capitalized or not, means any individual, sole proprietorship, Joint venture, partnership, corporation, company, firm, bank, association, cooperative, trust, estate, government, governmental agency, regulatory authority, or other entity of any nature.

"Rule 22c-2" shall have the meaning thereto ascribed in the Recitals.

"Shareholder" shall mean a shareholder (as defined in Rule 22c-2) in the Funds.

"Shareholder Data" shall mean the data with respect to Shareholders that a Financial Intermediary is required, pursuant to Rule 22c-2 or applicable instructions or agreement (including this Agreement and any agreements between the Financial Intermediary and the Fund Sponsor), to deliver to Fund Sponsor via SunGard.

"SRO" shall mean any national securities exchange or national securities association.

"System Connection" shall mean the connection designated by SunGard, from time to time, for transmission of the Shareholder Data to the Applications.

ARTICLE 1. FINANCIAL INTERMEDIARY OBLIGATIONS

1.1	Shareholder Data.

(i) Financial Intermediary hereby acknowledges that each Fund Sponsor has authorized

SunGard to deliver instructions to Financial Intermediary (and to make, execute, acknowledge, deliver and flie any documents related to such instructions) with respect to the delivery of
Shareholder Data to SunGard. In this regard, SunGard hereby directs Financial Intermediary to deliver to SunGard all Shareholder Data utilizing the System Connection.

(ii) Financial Intermediary shall comply with all applicable laws and obtain all necessary consents from any person, including the Funds and the Fund Sponsors, regarding the collection, use and distribution to SunGard of the Shareholder Data and any information or data regarding the Funds and the Shareholders for the purposes set forth herein.

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(iii) Shareholder Data may include personal and other information abour Financial
Intermediaries, the Funds, and the Shareholders. SunGard may use this information and data solely to carry out its obligations under this Agreement, and may provide such information to the Funds and the Fund Sponsors.

(iv) Financial Intermediary is exclusively responsible for (a) the accuracy and adequacy of all data input, computer programs and other information that it transmits to
SunGard for processing; and (b) the establishment and maintenance of appropriate control procedures and back up procedures to reduce any loss of information, interruption or delay in processing Shareholder Data. Financial Intermediary shall use commercially reasonable efforts to ensure that the data transmitted by Financial Intermediary to SunGard will not disrupt, disable, harm, or otherwise impede in any manner the operation of the Applications.

1.2 Internal Control Procedures. Financial Intermediary agrees to comply with the following internal control procedures:

(i) Financial Intermediary shall identify to SunGard those persons ("Authorized
Persons") who are permitted to use the user identification number, password or mnemonic assigned to Financial Intermediary by Sungard or provided to Financial Intermediary by Fund
Sponsor and any changes to such Authorized Persons. Financial Intermediary shall notify
SunGard immediately if Financial Intermediary has reason to believe that unauthorized persons have obtained access to Financial Intermediary's user identification number, password or mnemonic.

(ii) acknowledges that SunGard may accept, act in accordance ,with and rely upon any information or instructions received via its Authorized Persons, without further authority from or further inquiry into the accuracy, validity, authority or genuineness of the information or instructions.

(iii) Financial Intermediary shall verify and confirm all information delivered to
SunGard and shall notify SunGard and Fund Sponsor of any error in any data transmitted as soon as practicable following Financial Intermediary's knowledge of such error.

(iv) Financial Intermediary acknowledges that it is responsible for ensuring that it complies with all applicable laws, rules and regulations of relevant federal and state authorities and applicable SROs.

(v) Financial Intermediary ,will not recirculate, redistribute or otherwise retransmit or re-rout access to the System Connection to any third party. ARTICLE 2. PAYMENTS

2.1 Fees and Charges. Financial Intermediary acknowledges and agrees that certain third party fees and expenses (including, without limitation, NSCC charges) may be billed directly to

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Financial Intermediary by the applicable third parry provider. If the Intermediary requires customization, additional fees may apply.

ARTICLE 3. WARRANTIES; LIMITATIONS; AND INDEMNIFICATION

3.1 Indemnification. Financial Intermediary will indemnify and hold harmless the SunGard and its Affiliates, officers, directors, employees and agents from and against any and all liabilities, damages, awards, settlements, losses, claims and expenses, including reasonable attorney fees and expenses and costs of investigation (collectively, "Damages") resulting from and to the extent arising from the Financial
Intermediary's breach of any term or condition of this Agreement.

3.2 Disclaimer of Warranty. SUNGARD MAKES NO REPRESENTATIONS OR
WARRANTIES, ORAL OR WRITTEN, EXPRESS OR IMPLIED, INCLUDING IMPLIED
WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE OR
NON-INFRINGEMENT, REGARDING THE SYSTEM CONNECTION, THE APPLICATIONS,
COMPUTER HARDWARE OR ANY OTHER MATTER PERTAINING TO THIS AGREEMENT.
SUNGARD SHALL BE NEITHER RESPONSIBLE NOR LIABLE TO FINANCIAL INTERMEDIARY
OR ANY PERSON FOR ANY DATA TRANSMITTED OR RECEIVED BY FINANCIAL
INTERMEDIARY VIA THE SYSTEM CONNECTION. SUNGARD IS NOT RESPONSIBLE FOR
DELAYS OR INABILITY OF FINANCIAL INTERMEDIARY TO ACCESS THE SYSTEM
CONNECTION.

3.3 Limitation on Damages. SUNGARD'S TOTAL LIABILITY UNDER THIS
AGREEMENT WILL UNDER NO CIRCUMSTANCES EXCEED AN AMOUNT EQUAL TO THE
TOTAL OF FIVE THOUSAND ($5000.00) DOLLARS.

3.4 Consequential Damage Exclusion. UNDER NO CIRCUMSTANCES SHALL SUNGARD
AND ITS AFFILIATES, OR ANY THIRD PARTY PROVIDERS BE LIABLE TO FINANCIAL
INTERMEDIARY OR ANY OTHER PERSON FOR LOST REVENUES, LOST PROFITS, LOSS OF
BUSINESS, OR ANY INCIDENTAL, INDIRECT, EXEMPLARY, CONSEQUENTIAL, SPECIAL, OR
PUNITIVE DAMAGES OF ANY KIND, INCLUDING SUCH DAMAGES ARISING OUT OF (a) THE
USE OF OR INABILITY TO USE THE SYSTEM CONNECTION, OR (b) FROM ANY BREACH OF
THIS AGREEMENT OR (c) TERMINATION OF THIS AGREEMENT, OR (d) FOR THE TRUTH,
ACCURACY, SEQUENCE, TIMELINESS OR COMPLETENESS OF ANY INFORMATION
(INCLUDING THIRD PARTY SERVICES) PROVIDED BY OR PROCESSED BY THE
APPLICATIONS" WHETHER SUCH LIABILITY IS ASSERTED ON THE BASIS OF CONTRACT,
TORT (INCLUDING NEGLIGENCE OR STRICT LIABILITY), OR OTHERWISE AND WHETHER
OR NOT FORESEEABLE, EVEN IF SUNGARD (OR ITS AFFILIATE OR A THIRD PARTY
PROVIDER, AS THE CASE MAY BE) HAS BEEN ADVISED OF OR WAS AWARE OF THE
POSSIBILITY OF SUCH LOSS OR DAMAGES.

ARTICLE 4. CONFIDENTIALITY, OWNERSHIP AND RESTRICTIVE COVENANTS

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4.1 Confidential Information. All Confidential Information of one party ("Disclosing
Party") in the possession of the other ("Receiving Party"), whether or not authorized, shall be held in strict confidence, and the Receiving Party shall take all steps reasonably necessary to preserve the confidentiality thereof. One party's Confidential Information shall not be used or disclosed by the other party for any purpose except as otherwise described herein or as necessary to implement or perform this Agreement, or except as required by law (provided that the other party is given a reasonable opportunity to obtain a protective order). The Receiving Party shall limit its use of and access to the Disclosing Party's Confidential Information to only those of its employees whose responsibilities require such use or access. The Receiving Party shall advise all such employees, before they receive access to or possession of any of the Disclosing Party's Confidential Information,
of the confidential nature of the Confidential Information and require them to abide by the terms of this Agreement. The Receiving Party shall be liable for any breach of this Agreement by any of its employees or any other Person who obtains access to or possession of any of the Disclosing Party's
Confidential Information from or through the Receiving Party.

4.2 Privacy. Financial Intermediary and SunGard hereby acknowledge that the Shareholder
Data, each party and its customers (including the Shareholders) are subject to various privacy laws and regulations, including the Gramm-Leach-Bliley Act of 1999 (15 U.S.c. § 6801 et seg), the Fair
and Accurate Credit Transaction Act of 2003, the California Online Privacy Protection Act of 2003,
the Data Protection Act 1998, the Personal Information Protection and Electronic Documents Act,
and any rules or regulations promulgated under any of the foregoing or any similar laws (including
Securities and Exchange Commission Regulation S-P).

4.3 Geo Trust True Credentials. SunGard hereby grants to Financial Intermediary a personal, nontransferable, limited scope, term, nonexclusive sublicense to use the GeoTrust True
Credentials® enterprise security service. Use means Financial Intermediary's application for and use of a True Credentials® digital certificate ("Certificate") for authentication and the cryptographic functions necessary to encrypt all electronic transmissions authorized by Financial Intermediary under this Agreement.

(i) Responsibilities. Financial Intermediary shall comply with each of the following obligations:

(a) provide information on the Certificate application that is correct and accurate;

(b) generate a key pair (as defined below) using computer hardware, software, and procedures that (i) are reasonably secure from intrusion and misuse, (ii)
provide a reasonable level of availability, reliability, and correct operation, (iii) are reasonably suited to performing their intended functions, and (iv) adhere to generally accepted security procedures;

(c) Protect the confidentiality of the private keys from unauthorized use, access or disclosure, and require the same of Subscribers;

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(d) use the Certificate exclusively for authorized and legal public and private key operations consistent with this Agreement;

(e) use the Certificate only in conjunction with properly licensed cryptographic software;

(f) promptly request that SunGard revoke the Certificate upon any change to the information on the Certificate or the Certificate application, including, but not limited to the change of the organization name or domain name registration of Financial
Intermediary; and

(g) promptly request that SunGard revoke the Certificate upon any actual or suspected loss, disclosure, or other compromise of the private key.

"Key pair" means two mathematically related keys, having the following properties: (a) one key can be used to encrypt a message that can only be decrypted using the other key, and (b) even knowing one key, it is computationally infeasible to discover the other key. "Public key" means the key of a key pair used to verify a digital signature of a message purportedly sent by the holder of the corresponding private key. "Private key" means the key of a key pair used to create a digital signature.

(ii) Financial Intermediary Warranty. With respect to the information provided by
Financial Intermediary in connection with enrollment requests, Financial Intermediary warrants that (a) the information it provides will be complete and accurate, (b) Financial Intermediary has authority to provide the information and is not violating any privacy or confidentiality rules, regulations, or agreements, and (c) that GeoTrust has permission to use this information in order to provide the service (including publication of information contained in a Certificate in connection with GeoTrust's dissemination of certificate status information).

(iii) Financial Intermediary Indemnification. Any failure of Customer to comply with any of the obligations shall be a material breach of the Agreement. Customer will indemnify and hold harmless the SunGard Indemnified Parties from and against any and all damages resulting from and to the extent arising from the breach of the foregoing obligations and warranties.

4.3 Enforcement. Each party shall promptly give written notice to the other of any actual or suspected breach by it of any of the provisions of this Article, whether or not intentional, and the breaching party shall, at its expense, take all steps reasonably requested by the other party to prevent or remedy the breach. Each party acknowledges that the restrictions in this Agreement are reasonable and necessary to protect the other's legitimate business interests. Each party acknowledges that any breach of any of the provisions of this Article may result in irreparable injury to the other for which money damages could not adequately compensate. If there is a breach, then the injured party may be entitled, in addition to all other rights and remedies which it may have at law or in equity, to have a decree of specific performance or an injunction issued by any competent court, requiring the breach to be cured or enjoining all Persons involved from continuing the breach. The existence of any claim or cause of action that a party or any other Person may have against the

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other shall not constitute a defense or bar to the enforcement of any of the provisions of this Article.

ARTICLE 5. TERM AND TERMINATION

5.1 Term. This Agreement will commence on the Effective Date and shall continue until terminated by either party giving the other party written notice at least thirty (30) days prior to the effective date of termination.

5.2 Termination by SunGard. SunGard may immediately terminate this Agreement, by giving written notice of termination to Financial Intermediary, upon the occurrence of any of the following events:

(i)	Financial Intermediary breaches any of its obligations under this Agreement;

(ii)	SunGard receives data from Financial Intermediary that has a material adverse impact on the Applications and/or the users of the Applications; or

(iii) Bankruptcy, insolvency, dissolution or liquidation proceedings of any nature are instituted by or against Financial Intermediary or Financial Intermediary discontinues all or a significant part of its business operations.

(iv) Termination of SunGard's agreement with Fund Sponsor.

(v)Application of this agreement to any entity other than Fund Sponsor.

5.3 Effect of Termination. Upon a termination of this Agreement, Financial Intermediary shall promptly return any identification number, password or mnemonic assigned or provided to
Financial Intermediary by SunGard or Fund Sponsor, as applicable. The provisions of Articles 3 through 6 (inclusive) shall survive any termination of this Agreement, whether under this Article or otherwise.

ARTICLE 6. OTHER PROVISIONS

6.1 Notice. All notices, consents and other communications under or regarding this Agreement shall be in writing and shall be deemed to have been received on the earlier of the date of actual receipt, the third business day after being mailed by first class certified air mail, or the first business day after being sent by a reputable overnight delivery service. Any notice may be given by facsimile, provided that signed written original is sent by one of the foregoing methods within twenty-four (24)
hours thereafter. Financial Intermediary's address for notices is One National Life Drive, Montpelier,
Vermont, 05604, Attn: General Counsel. SunGard's address for notices is SunGard Institutional
Brokerage Inc., 377 East Butterfield Road, Suite 800, Lombard, IL 60148, Atn: General Counsel.
Either party may change its address for notices by giving written notice of the new address to the other party in accordance with this Section.

6.2 Parties in Interest. This Agreement shall bind, benefit and be enforceable by and against
SunGard and Financial Intermediary and, to the extent permitted hereby, their respective

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successors and assigns. Financial Intermediary shall not assign this Agreement or any of its rights hereunder, nor delegate any of its obligations hereunder, without SunGard's prior written consent.

6.3 Entire Understanding, Modification, Waiver and Severability. This Agreement states the entire understanding between the parties with respect to its subject matter, and supersedes all prior proposals, marketing materials, negotiations and other written or oral communications between the parties with respect to the subject matter of this Agreement. No modification of this Agreement, and no waiver of any breach of this Agreement, shall be effective unless in writing and signed by an authorized representative of the party against whom enforcement is sought. No waiver of any breach of this
Agreement, and no course of dealing between the parties, shall be construed as a waiver of any subsequent breach of this Agreement. A determination that any provision of this Agreement is invalid or unenforceable shall not affect the other provisions of this Agreement.

6.4 Jurisdiction, Process and Governing law. In any action relating to this Agreement, (a)
each of the parties irrevocably consents to the exclusive jurisdiction and venue of the federal and state courts located in the State of New York, (b) each of the parties irrevocably waives the right to trial by jury, (c) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which the party is to receive notice in accordance herewith, and (d) the prevailing party shall be entitled to recover its reasonable attorney's fees
(including, if applicable, charges for in-house counsel), court costs and other legal expenses from the other party. This Agreement shall be construed and enforced in accordance with the laws of the state of
New York applicable to agreements made and to be performed solely therein, without giving effect to principles of conflicts of laws provided, however, that the terms of any applicable law now or hereafter enacted that is based on or similar to the Uniform Computer Information Transactions Act drafted by the National Conference of Commissioners on Uniform State Laws shall not apply.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

SunGard Institutional Products, Inc. BY: /s/ Robert K. Ward PRINT NAME: Robert K. Ward PRINT TITLE: Chief Operating Officer DATE SIGNED: 12/17/07

National Life Insurance Company BY: /s/ Elizabeth MacGowan PRINT NAME: Elizabeth MacGowan PRINT TITLE: Vice President DATE SIGNED: 10/11/07

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